SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 1, 2003

GLOBAL EPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-21738 (Commission File Number)	33-0423037 (I.R.S. Employer Identification No.)

339 SOUTH CHERYL LANE, CITY OF INDUSTRY, CALIFORNIA (Address of Principal Executive Offices)	91789 (Zip Code)

(909) 869-1688

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 99.1	Press Release dated December 1, 2003, entitled “Global ePoint Receives $10 Million Computer Order; Plans Fourth Quarter Shipments of Personal Computers for Latin American Market; Continues Market Expansion”

ITEM 9. REGULATION FD DISCLOSURE

On December 1, 2003, Global ePoint, Inc. issued a press release announcing the receipt of a $10 million order for computers from Avatar Technologies, Inc. to be delivered in fourth-quarter 2003 (the “Release”). A copy of the Release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information in this Report being furnished pursuant to Item 9 of Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Safe Harbor Statement

All statements included or incorporated by reference in this report, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions. Our actual results could differ materially and adversely from those expressed in any forward-looking statement.

Important factors that may cause such a difference include, but are not limited to, the items discussed in the Risk Factors discussion in our Quarterly Report on Form 10-Q, filed on November 19, 2003. The Company disclaims any obligation to update information contained in any forward-looking statement.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

GLOBAL EPOINT, INC.

Date: December 3, 2003	By:	/s/ Toresa Lou

Toresa Lou Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.

99.1	Press Release dated December 1, 2003, entitled “Global ePoint Receives $10 Million Computer Order; Plans Fourth Quarter Shipments of Personal Computers for Latin American Market; Continues Market Expansion”	99.1-1

2